                                                             EXHIBIT (e)(1)(iii)

                                 AMENDMENT NO. 3
                          TO THE DISTRIBUTION AGREEMENT



                  Amendment dated as of October 1, 1999 to the Amended and Restated Distribution Agreement (the "Agreement") dated as of October 1, 1997 between Westcore Trust, a Massachusetts business trust (the "Trust"), and ALPS Mutual Funds Services, Inc. ("ALPS").


                                   BACKGROUND

                  1. ALPS serves as the distributor for certain of the Trust's portfolios pursuant to the Agreement.


                  2. The Trust desires to employ ALPS as its distributor for the Select Fund (the "Fund"), on the terms and for the compensation set forth in the Agreement and ALPS agrees to provide such services.


                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

                  1. Appointment. The Trust hereby appoint ALPS to act as distributor for the Fund for the period and on the terms set forth in the Agreement and ALPS accepts such appointment for said period and on said terms, and agrees to provide the services set forth in the Agreement and in return for the compensation provided therein.

                  2. Continuing Validity. The provisions of the Agreement shall remain in full force and effect as modified hereby.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the day and year first above written.


                                               WESTCORE TRUST


                                               By:   /s/ Jack D. Henderson
                                                     ---------------------------
                                                     Jack D. Henderson

                                               ALPS MUTUAL FUNDS SERVICES, INC.


                                               By:   /s/ Thomas A. Carter
                                                     ---------------------------
                                                     Thomas A. Carter